Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2019 FIRST QUARTER RESULTS

DENVER, COLORADO, Tuesday, April 30, 2019. M.D.C Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter ended March 31, 2019.

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “MDC generated another strong quarter of profitability to start 2019, with net income of $40.6 million, or $0.64 cents per diluted share. Home sales revenues grew 7% year-over-year on a similar increase in new home deliveries, even though the number of homes in backlog to start the year was 7% lower than a year ago. Additionally, homebuilding gross margins expanded 70 basis points over the prior year, and net new orders increased 3% on a healthy absorption pace of 3.75 homes per community per month. We believe that these results provide further validation of our shift to more affordable product and our adherence to a build-to-order business model.”

Mr. Mizel continued, “The housing industry continues to benefit from a national economy that is characterized by steady job creation, improving wage growth and low interest rates. A lack of available supply has also resulted in pent up demand, particularly for more affordable housing, which is why we continue to focus our investments in this segment.”

Mr. Mizel concluded, “MDC is poised for growth as we head into the latter part of the spring selling season, with 15% more active communities open at the end of the first quarter as compared to last year. A majority of these communities cater to buyers seeking more affordable homes, giving us an increased presence in this high growth segment of the homebuilding market. With a great platform for growth, a diverse product offering and a strong balance sheet, MDC is well positioned to sustain the positive momentum generated in the first quarter.”

2019 First Quarter Highlights and Comparisons to 2018 First Quarter

●	Home sale revenues up 7% to $647.3 million from $607.7 million
o	Unit deliveries increased 7% to 1,358
o	Average selling price of deliveries nearly unchanged at $476,600
●	Pretax income up 10% to $55.6 million from $50.5 million
●	Net income of $40.6 million, or $0.64 per diluted share, up 5% from $38.8 million or $0.63 per diluted share*
o	Effective tax rate of 27.1% vs. 23.3%
●	Gross margin from home sales up 70 basis points to 18.9% from 18.2%
●	Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") of 12.7% vs. 11.7%
●	Dollar value of net new orders of $851.4 million vs. $863.7 million
o	Unit net orders increased 3% to 1,956
o	Average selling price of net orders down 4% to $435,300

* Per share amount for the 2018 first quarter has been adjusted for the 8% stock dividend declared and paid in the 2019 first quarter

2019 Outlook – Selected Information

●	Backlog dollar value at March 31, 2019 down 12% year-over-year to $1.65 billion
o	Estimated gross margin from homes in backlog at March 31, 2019 slightly lower than 2019 first quarter closing gross margin of 18.9%
o	Backlog conversion ratio (home deliveries divided by beginning backlog) for the second quarter estimated to be in the 41% to 43% range
●	Active subdivision count at March 31, 2019 of 178, up 15% year-over-year and 7% from December 31, 2018
●	Lots controlled of 22,887 at March 31, 2019, up 7% year-over-year
●	Quarterly dividend of $0.30 ($1.20 annualized) declared in April 2019

About MDC

M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 200,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle and Portland. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended March 31, 2019, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin Senior Vice President and Chief Financial Officer 1-866-424-3395 IR@mdch.com

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$647,278	$607,688
Home cost of sales	(524,552)	(496,632)
Inventory impairments	(610)	(550)
Total cost of sales	(525,162)	(497,182)
Gross profit	122,116	110,506
Selling, general and administrative expenses	(82,261)	(71,341)
Interest and other income	2,391	1,859
Other expense	(1,191)	(563)
Homebuilding pretax income	41,055	40,461

Financial Services:
Revenues	17,404	19,035
Expenses	(8,957)	(8,831)
Interest and other income	1,264	1,020
Net gain (loss) on marketable equity securities	4,840	(1,153)
Financial services pretax income	14,551	10,071

Income before income taxes	55,606	50,532
Provision for income taxes	(15,056)	(11,768)
Net income	$40,550	$38,764

Other comprehensive income	-	-
Comprehensive income	$40,550	$38,764

Earnings per share:
Basic	$0.66	$0.64
Diluted	$0.64	$0.63

Weighted average common shares outstanding:
Basic	60,939,364	60,340,774
Diluted	62,708,334	61,447,563

Dividends declared per share	$0.30	$0.28

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2019	2018
	(Dollars in thousands, except
	per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$416,374	$414,724
Restricted cash	8,136	6,363
Trade and other receivables	67,960	52,982
Inventories:
Housing completed or under construction	950,274	952,436
Land and land under development	1,198,824	1,180,558
Total inventories	2,149,098	2,132,994
Property and equipment, net	59,765	58,167
Operating lease right-of-use asset	32,604	-
Deferred tax asset, net	34,504	37,178
Prepaid and other assets	42,545	45,794
Total homebuilding assets	2,810,986	2,748,202
Financial Services:
Cash and cash equivalents	51,556	49,052
Marketable securities	45,767	40,879
Mortgage loans held-for-sale, net	110,810	149,211
Other assets	15,800	13,733
Total financial services assets	223,933	252,875
Total Assets	$3,034,919	$3,001,077
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$58,570	$50,505
Accrued liabilities	185,131	196,247
Operating lease liability	33,460	-
Revolving credit facility	15,000	15,000
Senior notes, net	988,322	987,967
Total homebuilding liabilities	1,280,483	1,249,719
Financial Services:
Accounts payable and accrued liabilities	58,874	58,543
Mortgage repurchase facility	84,856	116,815
Total financial services liabilities	143,730	175,358
Total Liabilities	1,424,213	1,425,077
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 61,520,890 and 56,615,352 issued and outstanding at March 31, 2019 and December 31, 2018, respectively	615	566
Additional paid-in-capital	1,318,726	1,168,442
Retained earnings	291,365	406,992
Total Stockholders' Equity	1,610,706	1,576,000
Total Liabilities and Stockholders' Equity	$3,034,919	$3,001,077

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(Dollars in thousands)
Operating Activities:
Net income	$40,550	$38,764
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	4,251	1,251
Depreciation and amortization	4,878	4,636
Inventory impairments	610	550
Net (gain) loss on marketable equity securities	(4,840)	1,153
Amortization of discount / premiums on marketable debt securities, net	-	(182)
Deferred income tax expense	2,696	423
Net changes in assets and liabilities:
Trade and other receivables	(13,771)	(3,261)
Mortgage loans held-for-sale, net	38,401	24,956
Housing completed or under construction	2,137	(65,378)
Land and land under development	(18,496)	(71,552)
Prepaid and other assets	1,085	389
Accounts payable and accrued liabilities	(3,153)	6,765
Net cash provided by (used in) operating activities	54,348	(61,486)

Investing Activities:
Purchases of marketable securities	(4,785)	(8,761)
Sales of marketable securities	4,737	8,700
Purchases of property and equipment	(6,386)	(6,316)
Net cash used in investing activities	(6,434)	(6,377)

Financing Activities:
Payments on mortgage repurchase facility, net	(31,959)	(22,214)
Dividend payments	(17,115)	(16,865)
Proceeds from exercise of stock options	7,087	282
Net cash used in financing activities	(41,987)	(38,797)

Net increase (decrease) in cash, cash equivalents and restricted cash	5,927	(106,660)
Cash, cash equivalents and restricted cash:
Beginning of period	470,139	514,240
End of period	$476,066	$407,580

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$416,374	$352,868
Restricted cash	8,136	6,198
Financial Services:
Cash and cash equivalents	51,556	48,514
Total cash, cash equivalents and restricted cash	$476,066	$407,580

New Home Deliveries

	Three Months Ended March 31,
	2019			2018			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price
	(Dollars in thousands)
West	752	$369,558	$491.4	681	$319,509	$469.2	10%	16%	5%
Mountain	409	209,192	511.5	416	208,632	501.5	(2)%	0%	2%
East	197	68,528	347.9	177	79,547	449.4	11%	(14)%	(23)%
Total	1,358	$647,278	$476.6	1,274	$607,688	$477.0	7%	7%	(0)%

Net New Orders

	Three Months Ended March 31,
	2019				2018				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
West	965	$433,307	$449.0	3.82	1,033	$458,195	$443.6	4.78	(7)%	(5)%	1%	(20)%
Mountain	719	336,932	468.6	3.52	667	327,006	490.3	3.92	8%	3%	(4)%	(10)%
East	272	81,179	298.5	4.17	204	78,459	384.6	2.99	33%	3%	(22)%	39%
Total	1,956	$851,418	$435.3	3.75	1,904	$863,660	$453.6	4.19	3%	(1)%	(4)%	(11)%

__________________________________________________

*Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions
	Active Subdivisions			Three Months Ended
	March 31,		%	March 31,		%
	2019	2018	Change	2019	2018	Change
West	88	73	21%	84	72	17%
Mountain	64	58	10%	69	57	21%
East	26	24	8%	22	23	(4)%
Total	178	155	15%	175	152	15%

Backlog

	March 31,
	2019			2018			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
West	1,736	$830,703	$478.5	1,803	$923,326	$512.1	(4)%	(10)%	(7)%
Mountain	1,353	690,623	510.4	1,504	766,010	509.3	(10)%	(10)%	0%
East	445	133,140	299.2	482	190,102	394.4	(8)%	(30)%	(24)%
Total	3,534	$1,654,466	$468.2	3,789	$1,879,438	$496.0	(7)%	(12)%	(6)%

Homes Completed or Under Construction (WIP lots)

	March 31,		%
	2019	2018	Change
Unsold:
Completed	120	86	40%
Under construction	177	203	(13)%
Total unsold started homes	297	289	3%
Sold homes under construction or completed	2,362	2,549	(7)%
Model homes under construction or completed	459	366	25%
Total homes completed or under construction	3,118	3,204	(3)%

Lots Owned and Optioned (including homes completed or under construction)

	March 31, 2019			March 31, 2018
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	7,894	2,462	10,356	7,421	2,205	9,626	8%
Mountain	6,636	2,612	9,248	5,206	3,398	8,604	7%
East	1,989	1,294	3,283	1,531	1,692	3,223	2%
Total	16,519	6,368	22,887	14,158	7,295	21,453	7%

Selling, General and Administrative Expenses

	Three Months Ended March 31,
	2019	2018	Change
	(Dollars in thousands)
General and administrative expenses	$42,572	$35,753	$6,819
General and administrative expenses as a percentage of home sale revenues	6.6%	5.9%	70 bps

Marketing expenses	$18,296	$15,571	$2,725
Marketing expenses as a percentage of home sale revenues	2.8%	2.6%	20 bps

Commissions expenses	$21,393	$20,017	$1,376
Commissions expenses as a percentage of home sale revenues	3.3%	3.3%	0 bps

Total selling, general and administrative expenses	$82,261	$71,341	$10,920
Total selling, general and administrative expenses as a percentage of home sale revenues	12.7%	11.7%	100 bps

Capitalized Interest

	Three Months Ended
	March 31,
	2019	2018
	(Dollars in thousands)
Homebuilding interest incurred	$16,031	$15,625
Less: Interest capitalized	(16,031)	(15,625)
Homebuilding interest expensed	$-	$-

Interest capitalized, beginning of period	$54,845	$57,541
Plus: Interest capitalized during period	16,031	15,625
Less: Previously capitalized interest included in home and land cost of sales	(13,929)	(14,428)
Interest capitalized, end of period	$56,947	$58,738